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As filed with the Securities and Exchange Commission on January 31, 2003
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Hoover's, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	74-2559474 (I.R.S. Employer Identification Number)
5800 Airport Boulevard Austin, Texas 78752 (Address of Principal Executive Offices)

        HOOVER'S, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

        Jeffrey R. Tarr
Chief Executive Officer, President and Chairman of the Board
Hoover's, Inc.
5800 Airport Boulevard
Austin, Texas 78752
(Name and address of agent for service)
 (512) 374-4500
(Telephone number, including area code, of agent for service)

Copy to:
J. Robert Suffoletta
WILSON SONSINI GOODRICH & ROSATI, P.C.
8911 Capital of Texas Highway
Westech 360, Suite 3350
Austin, TX 78759-7247

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	150,000 shares	$7.06	1,059,000	$98.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan(s) described herein.

(2)
Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on January 27, 2003, as reported by the Nasdaq National Market.

HOOVER'S, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Hoover's, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed by the Securities and Exchange Commission (the "SEC"):

  (a)
  The Registrant's Annual Report on Form 10-K for the year ending March 31, 2002, filed with the SEC on June 28, 2002;

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 14, 2002;

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the SEC on November 5, 2002;

  (d)
  The Registrant's Current Report on Form 8-K filed with the SEC on August 14, 2002;

  (e)
  The Registrant's Current Report on Form 8-K filed with the SEC on October 29, 2002;

  (f)
  The Registrant's Current Report on Form 8-K filed with the SEC on December 5, 2002;

  (g)
  The Registrant's Current Report on Form 8-K filed with the SEC on December 18, 2002;

  (h)
  The Registrant's Current Report on Form 8-K filed with the SEC on January 3, 2003;

  (i)
  The Registrant's Current Report on Form 8-K filed with the SEC on January 21, 2003;

  (j)
  The Registrant's Registration Statement No. 000-26097 on Form 8-A filed with the SEC on May 14, 1999, which described the Registrant's outstanding Common Stock.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

        Section 14 of Registrant's Amended and Restated Certificate of Incorporation, as amended (as so amended, the "Amended Certificate"), provides that a director of Registrant shall not be personally liable to Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Section 14 of the Amended Certificate also provides that if, after approval by Registrant's stockholders of Section 14 of the Amended Certificate, the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        Section 11.1 of Registrant's Amended and Restated Bylaws, as amended (as so amended, the "Amended Bylaws"), provides that Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL; provided, however, that Registrant may limit the extent of such indemnification by individual contracts with its directors and executive officers; and provided, further, that Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against Registrant or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of Registrant, or (iii) such indemnification is provided by Registrant, in its sole discretion, pursuant to the powers vested in Registrant under the DGCL.

        Section 11.2 of the Amended Bylaws provides that Registrant shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL.

        Registrant has entered into indemnification agreements with each of its directors and officers, pursuant to which Registrant is obligated, to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or assumed certain responsibilities at the direction of Registrant. Registrant has also purchased directors' and officers' liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

        On December 5, 2002, The Dun & Bradstreet Corporation ("D&B"), Duns Investing IX Corporation, a wholly-owned subsidiary of D&B ("Merger Sub"), and Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to terms and conditions of the Merger Agreement, Merger Sub will merge with and into Registrant, with Registrant to survive the merger and to become a wholly-owned subsidiary of D&B (the "Merger"). The Merger Agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger that exist in favor of Registrant's directors or officers as provided in Registrant's certificate of incorporation or bylaws, and any of the existing indemnification agreements in effect as of the date of the Merger Agreement, will be assumed by Registrant as a surviving corporation in the Merger, and will continue in full force and effect in accordance with their terms. D&B has agreed to, and to cause Registrant as the surviving corporation, either to maintain in effect for three years Registrant's existing directors' and officers' liability insurance or purchase a three year extended reporting period endorsement under Registrant's directors' and officers' liability insurance covering those persons who were, as of the date of the Merger Agreement, covered by Registrant's directors' and officers' liability insurance policy, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the Merger Agreement.

Item 7. Exemption From Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26097 on Form 8-A which is incorporated herein by reference.
5	Opinion and consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Hoover's, Inc. 1999 Employee Stock Purchase Plan (as amended).
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Hoover's, Inc. 1999 Employee Stock Purchase Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Austin, State of Texas, on January 31, 2003.

HOOVER'S INC.
By:	/s/ JEFFREY R. TARR Jeffrey R. Tarr, Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey R. Tarr and Lynn Atchison, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the dates indicated below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ JEFFREY R. TARR Jeffrey R. Tarr	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	January 28, 2003
/s/ LYNN ATCHISON Lynn Atchison	Senior Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)	January 30, 2003
Gary E. Hoover	Director
/s/ WILLIAM S. BERKLEY William S. Berkley	Director	January 29, 2003
/s/ THOMAS J. HILLMAN Thomas J. Hillman	Director	January 28, 2003
Patrick J. Spain	Director
/s/ CHRISTOPHER J. POLEWAY Christopher J. Poleway	Director	January 30, 2003
/s/ STEPHEN ZACHARIAS Stephen Zacharias	Director	January 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26097 on Form 8-A which is incorporated herein by reference.
5	Opinion and consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Hoover's, Inc. 1999 Employee Stock Purchase Plan (as amended).
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

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CALCULATION OF REGISTRATION FEE
HOOVER'S, INC. REGISTRATION STATEMENT ON FORM S-8 PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption From Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings
SIGNATURES
The Registrant.
POWER OF ATTORNEY
INDEX TO EXHIBITS